Exhibit F-1











                                January 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   GPU, Inc.
                  Jersey Central Power & Light Company
                  Metropolitan Edison Company
                  Pennsylvania Electric Company
                  Application on Form U-1
                  SEC File No. 70-9201
                  --------------------

Ladies and Gentlemen:

            We have examined the Application on Form U-1, dated May 6, 1998, under the Public Utility Holding Company Act of 1935 ("Act"), filed by GPU, Inc. ("GPU"), a Pennsylvania corporation, and its subsidiaries, Jersey Central Power & Light Company ("JCP&L"), a New Jersey corporation, Metropolitan Edison Company ("Met-Ed"), a Pennsylvania corporation, and Pennsylvania Electric Company ("Penelec"), a Pennsylvania corporation (JCP&L, Met-Ed and Penelec are collectively referred to as the "GPU Energy Companies"), and GPU Service, Inc. ("GPUS"), a Pennsylvania corporation, with the Securities and Exchange
Commission ("Commission"), and docketed by the Commission in SEC File No. 70-9201, as amended by Amendment No. 1 thereto, dated May 14, 1998, Amendment No. 2 thereto, dated August 24, 1998, Amendment No. 3 thereto, dated September 24, 1998, and Amendment No. 4 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application").

            The Application requests authorization for, among other things, (i) GPUS to perform expanded functions for the GPU Energy Companies and (ii) the making of loans by the GPU Energy Companies to GPUS to finance GPUS' initial purchase of inventory in an aggregate amount of up to $60,000,000 (the notes evidencing such loans are referred to as "Notes"), and from time to time for GPUS' working capital purposes.

Securities and Exchange Commission
January 22, 1999
Page 2






            We have been counsel to GPU and its subsidiaries for many years. In that connection, we have participated in various proceedings relating to the issuance of securities by GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

            We are members of the Bars of the States of New York and New Jersey and do not purport to be expert on the laws of any jurisdiction other than the laws of the States of New York and New Jersey. The opinions expressed herein are limited to matters governed by the laws of the States of New York and New Jersey and the Federal laws of the United States. As to all matters which are governed by the laws of the Commonwealth of Pennsylvania insofar as they relate to Met-Ed, we have relied on the opinion of Ryan Russell Ogden & Seltzer filed as Exhibit F-2 to the Application. As to all other matters of Pennsylvania law, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP filed as Exhibit F-3 to the Application.

            Based upon and subject to the foregoing and such additional assumptions and qualifications as are set forth in the aforementioned opinions, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

            (a) all State laws applicable to the proposed transactions will have been complied with;

            (b) Each GPU Energy Company and GPUS is validly organized and duly existing;

            (c) the Notes will be valid and binding obligations of GPUS in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principles of equity limiting the availability of equitable remedies;

            (d)   the GPU Energy Companies will legally acquire the Notes; and

            (e) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.

Securities and Exchange Commission
January 22, 1999
Page 3







            We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                   Very truly yours,




                                   BERLACK, ISRAELS & LIBERMAN LLP